UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 29, 2012

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On February 29, 2012, Gleacher & Company, Inc. (the “Company”) entered into separate limited guaranties relating to certain contractual obligations of its wholly owned, residential mortgage lending subsidiary, ClearPoint Funding, Inc. (“ClearPoint”).  These guaranties provide that, under limited circumstances, the Company will make certain payments if ClearPoint fails to make those payments itself.  These arrangements are summarized below.

ClearPoint finances its residential mortgage lending activities through “warehouse” lines of credit (the “Warehouse Lines”).  ClearPoint uses these Warehouse Lines to originate and fund residential mortgage loans that are underwritten to be conventional, conforming or government-insured or guaranteed loans, satisfying criteria of the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal Housing Administration (“FHA”) or the Government National Mortgage Association (“Ginnie Mae”). After the loans are funded, ClearPoint sells the loans to investors and uses the proceeds to repay the related advances under the Warehouse Lines.

The Warehouse Lines contain standard “curtailment” provisions pursuant to which the lenders can incrementally “curtail,” or reduce, ClearPoint’s Warehouse Line advance with respect to any loan that ClearPoint has not sold after certain periods of time.  Under these circumstances, ClearPoint would be required to pay the curtailed amount to the Lenders prior to receiving any proceeds from the sale of the loan.

The Company entered into limited guaranties (the “Curtailment Guaranties”) in favor of certain of ClearPoint’s Warehouse Line lenders, Credit Suisse First Boston Mortgage Capital, LLC and UBS Real Estate Securities, Inc. (the “Lenders”).  The Curtailment Guaranties remain in effect until the termination of the related Lenders’ Warehouse Line and the satisfaction of any curtailment obligations.  Under the Curtailment Guaranties, the Company has guaranteed certain of ClearPoint’s obligations with respect to required curtailment payments to the extent that ClearPoint fails to make such payments.  With respect to loans “in the warehouse” (that is, financed under the Warehouse Lines and not yet sold to a third party) as of February 29, 2012, the Company has guaranteed ClearPoint’s curtailment obligations up to the full principal amount of the loans.  Assuming each of the loans in the warehouse as of February 29, 2012 remain financed under the Warehouse Lines and are not sold to a third party after more than 90 days, the maximum potential exposure under the Curtailment Guaranties is initially approximately $114 million (without giving effect to the realizable value of the related loans).  This exposure decreases as loans in the Lenders’ respective Warehouse Lines are sold to third parties. There are approximately $32 million of loans currently in the Lenders’ Warehouse Lines that have been cleared for sale to a third party.  With respect to any loans funded after February 29, 2012 through the Lenders’ Warehouse Lines, the Company has guaranteed ClearPoint’s curtailment obligations up to five percent of the lesser of the market value or the principal amount of such loan.  Any payments under the Curtailment Guaranties are required to be made upon three business days’ prior notice following failure by ClearPoint to pay such amount. The Company would recoup payments under these guaranties when the loans are ultimately sold.

In addition, the Company entered into a conditional guaranty (the “Citibank Guaranty”) with Citibank, N.A., a purchaser of mortgage loans from ClearPoint.  The Citibank Guaranty was given solely with regard to a block of conventional, conforming and government-insured mortgage loans having an aggregate principal amount of approximately $56 million sold by ClearPoint to Citibank on February 29, 2012.  At or prior to the time of purchase, Citibank had conducted a pre-purchase review and had cleared these loans for purchase subject to the resolution of identified conditions relating to certain of the purchased loans and regarding documentation and other similar matters.  ClearPoint has 30 days from the date of purchase to favorably resolve these conditions that were identified by Citibank at or prior to the time of purchase, and a minimum of 10 days to resolve any related follow-up conditions from the date that Citibank notifies it of such follow-up condition.  If, as to any of the purchased loans, ClearPoint is unable to favorably resolve one or more conditions within the requisite time period, Citibank can require ClearPoint to repurchase such loan.  Also, if any loan with unresolved conditions falls into borrower payment default (defined as any payment more than 30 days past due), Citibank can require ClearPoint to repurchase such loan.  Under the Citibank Guaranty, the Company has guaranteed payment to Citibank for any required repurchase to the extent that ClearPoint fails to make such repurchase. Any payment under the Citibank Guaranty must be made upon 10 business days’ prior notice following failure by ClearPoint to pay such amount.  The Citibank Guaranty remains in effect until March 30, 2012, subject to extension as to any loan that had unresolved follow-up conditions at or prior to such date until the resolution of all follow-up conditions relating to such loan or, if not resolved within the required period (as described above), satisfaction of the Company’s obligations under the guaranty with respect to such loan(s).  As with any curtailment payment, the Company would seek to recoup its payment under the Citibank Guaranty through sale of the related loans.

As mentioned above, the mortgage loans funded by ClearPoint are underwritten to be conventional, conforming or government-insured or guaranteed loans, satisfying criteria of Fannie Mae, Freddie Mac, FHA or Ginnie Mae.  As such, there is currently a highly liquid market for these loans, which mitigates the Company’s exposure to the extent it chooses to sell these loans to cover any obligations under the Curtailment and Citibank Guarantees.  While the Company’s maximum potential liability under these guarantees is substantial, its actual exposure will depend in large part upon the consideration received from, and the timing of the ultimate disposition of, the related loans.  In light of the effective “collateralization” of these obligations by the mortgage loans owned by ClearPoint and other considerations, the Company believes that under the most likely scenarios, the arrangements described above will not have a material adverse impact on the Company and its other subsidiaries.  However, if payments become due to the Lenders or Citibank at a time when the related loans cannot be sold quickly for an amount approximating their full principal amount, or at all, whether as a result of a dislocation in the financial markets (especially those markets for residential mortgage loans or securities backed by residential mortgage loans), purchaser delays or otherwise, both ClearPoint and the Company could face a liquidity shortfall and may not be able to perform as required under the agreements, and/or could incur losses from the sale of the loans at prices below the market value of the loans in order to meet these obligations. As a result, these obligations, depending upon their magnitude, could materially and adversely impact the Company and/or its subsidiaries.

The foregoing descriptions of the Curtailment Guaranties and the Citibank Guaranty are qualified in their entirety by reference to the Limited Guaranty between Gleacher & Company, Inc. and Credit Suisse First Boston Mortgage Capital, LLC, Limited Guaranty between Gleacher & Company, Inc. and UBS Real Estate Securities, Inc. and Conditional Guaranty between Gleacher & Company, Inc. and Citibank, N.A., each of which is filed herewith as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information presented under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d)          Exhibits.

10.1 — Limited Guaranty between Gleacher & Company, Inc. and Credit Suisse First Boston Mortgage Capital, LLC, dated February 29, 2012.

10.2 — Limited Guaranty between Gleacher & Company, Inc. and UBS Real Estate Securities, Inc., dated February 29, 2012.

10.3 — Conditional Guaranty between Gleacher & Company, Inc. and Citibank, N.A., dated February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ John Griff
	Name:	John Griff
	Title:	Chief Operating Officer

Dated: March 6, 2012